Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that Portec Rail Products, Inc. has included our report dated October 30, 2003 (issued pursuant to the provisions of Statement on Auditing Standards No. 100) in the Prospectus constituting part of its Registration Statement on Form S-1 (No. 333-110288). We are also aware of our responsibilities under the Securities Act of 1933.

/s/ BKD, LLP

Evansville, Indiana
December 15, 2003